SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549





                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report June 28, 2000
                        (Date of earliest event reported)


                               FORD MOTOR COMPANY
                               ------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


          1-3950                                          38-0549190
          ------                                          ----------
(Commission File Number)                       (IRS Employer Identification No.)


One American Road, Dearborn,  Michigan                                  48126
--------------------------------------                                  -----
(Address of principal executive offices)                              (Zip Code)



         Registrant's telephone number, including area code 313-322-3000
                                                            ------------


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                                      -2-

Item 2.  Acquisition or Disposition of Assets.

     (a) On June 2, 2000, a special committee of the Board of Directors of Ford Motor Company (the "Company" or "Ford ") approved the spin-off of Visteon Corporation ("Visteon") by declaring a dividend on Ford's outstanding shares of Common and Class B Stock consisting of Ford's 100% interest (130 million shares) in Visteon. The special committee of the Board of Directors also declared a dividend in cash on shares of Company stock held in U.S. employee savings plans equal to the market value of Visteon stock to be distributed per share of the Company's Common and Class B Stock. Both the spin-off dividend and the cash dividend were paid on June 28, 2000 to stockholders of record on June 12, 2000.

     Holders  of Ford  Common  and  Class B Stock on the  record  date  received
0.130933 shares of Visteon common stock for each share of Ford stock, and participants in U.S. employee savings plans who held Ford stock in such plans on the record date received $1.72 in cash per share of Ford stock, which amount was based on the volume-weighted average price of Visteon stock of $13.1326 per share on the New York Stock Exchange on June 28, 2000. The total value of the distribution (including the aggregate $365 million cash dividend) was $2.1 billion or $1.72 per share of Ford stock.

     As a result of the spin-off of Visteon, Ford will post an after-tax loss of approximately $2.3 billion in the second quarter of 2000. This reflects the excess of Ford's net investment in Visteon over the market value of Visteon on the distribution date. Ford has received an opinion from Davis Polk & Wardwell that the spin-off should qualify as a tax-free distribution for U.S. federal income tax purposes.

         (b)  Not Applicable.

Item 5.   Other Events.

     News release dated July 13, 2000 announcing one-time charges to be incurred by Ford in the second quarter of 2000, filed as Exhibit 20 to this Current Report on Form 8-K, is incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements of Business Acquired. Not Applicable.

     (b) Pro Forma Financial Information. Pro forma condensed consolidated statements of income of Ford for the year ended December 31, 1999 and the quarter ended March 31, 2000, reflecting Ford's results of operations as if the Visteon spin-off and a proposed recapitalization had occurred as of January 1, 1999, and a pro forma condensed consolidated balance sheet of Ford as of March 31, 2000, reflecting Ford's financial position as if the Visteon spin-off and the proposed recapitalization had occurred as of March 31, 2000, are filed as an exhibit.

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                                      -3-

(c)  Exhibits.

Designation         Description                           Method of Filing
-----------         -----------                           ----------------

Exhibit 20          News Release dated                    Filed with this Report
                    July 13, 2000

Exhibit 99          Pro Forma Condensed Consolidated      Incorporated by
                    Financial Statements                  reference to Ford's
                                                          Registration Statement
                                                          No. 333-38352 (pages
                                                          45-49).


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     FORD MOTOR COMPANY
                                                       (Registrant)



                                                     By: /s/Peter Sherry, Jr.
                                                     ------------------------
                                                         Peter Sherry, Jr.
                                                         Assistant Secretary
Date:  July 13, 2000

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                                      -4-





                                  EXHIBIT INDEX
                                  -------------


Designation                      Description                             Page
-----------                      -----------                             ----

Exhibit 20                       News Release dated
                                 July 13, 2000

Exhibit 99                       Pro Forma Condensed Consolidated
                                 Financial Statements